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                                                                    EXHIBIT 23.1

                      [LETTERHEAD OF COOPERS AND LYBRAND]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of AccuStaff Incorporated on Form S-8 (File No.s 33-88262 and 333-06899) of our report dated December 7, 1995, on our audits of the combined financial statements of The McKinley Group as of September 30, 1995 and 1994 and for the years then ended, which report is included in this Report on Form 8-K.


                                      /s/ Coopers & Lybrand L.L.P.

  Washington, D.C.
  September 3, 1996